STARZ ENTERTAINMENT CORP. ADOPTS LIMITED DURATION SHAREHOLDER PROTECTION RIGHTS AGREEMENT SANTA MONICA, CALIF. and VANCOUVER, BC, March 10, 2026 – Starz Entertainment Corp. (NASDAQ: STRZ) (the “Company” or “STARZ”) today announced that its Board of Directors (the “Board”) unanimously adopted a limited-duration shareholder protection rights agreement (the “Rights Plan”). The Rights Plan is effective immediately and expires on March 10, 2027, unless extended by shareholder resolution to March 10, 2029, or earlier terminated or amended by the Board. The Board determined to adopt the Rights Plan as they believe it is in the best interest of the Company and allows it to pursue its long-term strategic plan and maximize value for all shareholders. The Rights Plan applies equally to all current and future shareholders. The Rights Plan is not intended to deter offers or preclude the Board from considering offers that are fair and otherwise in the best interest of the Company’s shareholders. The Rights Plan, which is designed to allow the Company’s shareholders to realize the long-term value of their investment, reduces the likelihood that any person or group could gain control of the Company’s shares without appropriately compensating shareholders for that control. ADDITIONAL INFORMATION ON THE RIGHTS PLAN The Rights Plan is similar to those plans adopted by other publicly traded companies. Pursuant to the Rights Plan, the Company is issuing one right for each outstanding Common share of the Company. For Common shares issued and outstanding as of the record date, being March 20, 2026, the rights will be paid to holders of such Common shares by way of a dividend and for any new Common shares issued after the record date and until the date the rights become exercisable or the earlier expiration, exchange or redemption of the rights, the rights will accompany such newly issued Common shares. The rights will generally become exercisable only if a person or group has acquired beneficial ownership of 17.5% or more of the Company’s outstanding Common shares. Any person or group who currently owns more than this triggering percentage may continue to own such shares of the Company; however, any such person or group may not acquire any additional shares without triggering the Rights Plan. If the rights become exercisable, all holders of rights (other than the person or group triggering the Rights Plan, whose rights would become void) will be entitled to acquire Common shares of the Company at a 50% discount to the then- current market price or the Company may exchange each right held by such holders for one Common share of the Company. The Rights Plan is contained in an agreement between the Company and Computershare Investor Services Inc., as rights agent, dated March 10, 2026, the full text of which will be available, along with additional details about the Rights Plan in a Form 8-K, with the U.S. Securities and Exchange Commission (the “SEC”) on EDGAR at www.sec.gov and with the Canadian Securities Administrators on SEDAR+ at www.sedarplus.ca. The summary of the Rights Plan contained herein is qualified in its entirety by the full text of the Rights Plan. About STARZ

-2- STARZ is the leading premium entertainment destination for women and underrepresented audiences, and home to some of the most popular franchises and series on television. STARZ offers a robust programming mix for discerning adult audiences, including boundary-breaking originals and an expansive lineup of blockbuster movies, and is embodied by its brand positioning “We’re All Adults Here.” Complementary to any platform or service, STARZ is available across a wide range of digital OTT platforms and multichannel video distributors and is a bundling partner of choice. STARZ is powered by an industry-leading advanced technology, data analytics and digital infrastructure and the highly rated and first-of-its-kind STARZ app. Investor Inquiries - Contact: Nilay Shah nilay.shah@starz.com Press Inquiries - Contact: Jennifer Minezaki jennifer.minezaki@starz.com The matters discussed in this press release include forward-looking statements. Such statements are subject to a number of risks and uncertainties. Forward-looking statements may be identified by the use of forward-looking terminology, including the terms “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “projects,” “forecasts,” “may,” “will,” “could,” “would” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts and are based on management’s current expectations, estimates, forecasts and projections about the Company’s business and the industry in which the Company operates. These estimates and assumptions involve known and unknown risks, uncertainties, and other factors that are in some cases beyond management’s control. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including, but not limited to: the benefits of the separation of the Lionsgate’s Studios Business and Lionsgate’s STARZ Business (the “Separation”); unexpected costs related to the Separation; the substantial investment of capital required to produce, market, and distribute programming; budget overruns; limitations imposed by our credit facilities and notes; unpredictability of the commercial success of our programming; risks related to acquisition and integration of future acquired businesses; the effects of dispositions of businesses or assets, including individual series or film libraries; the cost of defending our intellectual property; technological changes and other trends affecting the entertainment industry; potential adverse reactions or changes to business or employee relationships; the impact of global pandemics on our business; weakness in the global economy and financial markets, including a recession and past and future bank failures; wars, terrorism and multiple international conflicts that could cause significant economic disruption and political and social instability; labor disruptions and strikes; and the other risks and uncertainties set forth in Starz’s Annual Report on Form 10‑KT filed with the SEC on February 26, 2026. The Company undertakes no obligation to update or revise any forward-looking statement, whether as the result of new information or otherwise, except as required by law.